SUBSCRIPTION AGREEMENT

TO:      SVB Financial Services, Inc.
         103 West End Avenue
         Somerville, New Jersey 08876

Ladies and Gentlemen:

         With  regard to a  Prospectus  dated  October , 1996 (such  Prospectus, including any amendments and supplements thereto, is herein called the "Prospectus") from SVB Financial Services, Inc. (the "Company"), pertaining to the offering of shares of common stock, par value $4.17 per share, of the Company at a price of $13.00 per shares. A copy of the Prospectus has been received by the undersigned.

         This Subscription Agreement sets forth our agreement concerning my purchase and ownership of such shares subject to your right to accept or reject this Subscription in whole or in part, in your complete discretion.

         1.       Subscription.

                  A.       Shares and Price

         I hereby offer to purchase from the Bank, upon the terms and conditions contained in this Subscription Agreement and the Prospectus, the number of shares, at the purchase price of $13.00 per share, which are set forth below.

         Number of Shares          Price Per Share          Purchase Price

                             X          $13.00         =         $

                  B.       Form of Payment

         Payment of the subscription price for the shares which I am offering to purchase from the Company is being made in the following manner and amounts:

                  (   ) Cash in the amount of $          .

                  (   ) Check, bank draft or money order payable to the order of
                        Summit as Escrow Agent for SVB Financial Services, Inc.

         2.       Representations and Warranties.

         In order to induce the Company to sell the shares to me, I represent and warrant that:

                  A.       I have received the Prospectus;

                  B. I agree to the terms and conditions set forth in the Prospectus;

                  C.       I understand that there are (and will continue to be)
                           significant   risk   factors   associated   with   my
                           investment in the Company's securities which are more
                           fully   described  in  the  Prospectus   under  "Risk
                           Factors";
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                  D.       I UNDERSTAND  THAT THE COMPANY'S  SECURITIES  ARE NOT
                           SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION; AND

                  E. I understand and agree that my rights under this Subscription Agreement may not be assigned without the written consent of the Company.

         3.       Additional:

                  I understand that:

                  A. The validity, construction and performance of this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  B. This Subscription Agreement shall constitute an offer by me to purchase the shares set forth herein, which offer may be accepted by the Company by executing a copy of this Subscription Agreement in the space provided below and delivering it to the undersigned.

                  C. In the event of a material change to the offering, the Company will send me, a copy of the amended Prospectus, by first class mail to the address I set forth below, and will allow me no less than ten (10) business days after the amended Prospectus is sent, to withdraw or modify my Subscription. In the event of any such withdrawal or modification reducing my Subscription, I will promptly receive an appropriate refund.

Please PRINT OR TYPE exact name in which undersigned desires Units to be registered:



Please indicate form of ownership the undersigned desires for the Units:

(  )     Individual
(  )     Joint Tenants with right of survivorship
(  )     Tenants in Common
(  )     Trust
(  )     Corporation
(  )     Partnership
(  )     Uniform Gifts to Minors
(  )     Other

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Address





Social Security Number of
Federal Taxpayer Identification Number




Signature(s)*


*When signing as attorney, trustee administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants or tenants in common, all parties must sign.

Dated:



TO BE COMPLETED BY SVB FINANCIAL SERVICES, INC.

Accepted as of                 , 1996 as to             Shares.

SVB FINANCIAL SERVICES, INC.


BY:
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